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                                                                    EXHIBIT 23.3


                                  CONSENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 19, 2001, included in BB&T Corporation's Form 8-K dated July 25, 2001, and to all references to our firm included in this registration statement. Our reports dated January 26, 2001, included in BB&T Corporation's financial statements previously filed on Form 10-K, and April 27, 2001, included in BB&T Corporation's financial statements previously filed on Form 8-K dated April 27, 2001, and incorporated by reference in this registration statement are no longer appropriate since restated financial statements have been presented giving effect to business combinations accounted for as poolings of interests.



                                                   /s/ ARTHUR ANDERSEN LLP



Charlotte, North Carolina
July 25, 2001